Exhibit 10.18

THIRD AMENDMENT TO CREDIT AGREEMENT

     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into this 16th day of December, 2003, by and among THE NEW YORK LAW PUBLISHING COMPANY, a New York corporation (“Borrower”), AMERICAN LAWYER MEDIA HOLDINGS, INC., a Delaware corporation (“Holdings”), AMERICAN LAWYER MEDIA, INC., a Delaware corporation (“Parent”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE Capital”), for itself, as Lender, and as Agent for Lenders.

Statement of Facts

     A. Borrower, Parent, Holdings, and GE Capital (as Agent and Lender) are parties to that certain Credit Agreement, dated as of May 1, 2002, as amended by that certain First Amendment to Credit Agreement, dated as of November 12, 2002, as further amended by that certain Second Amendment to Credit Agreement, dated as of February 27, 2003 (collectively, the “Credit Agreement”; capitalized terms used but not defined in this Amendment have the meanings given in the Credit Agreement, as amended by this Amendment), whereby the Lenders have made certain extensions of credit to Borrower.

     B. The parties desire to amend the Credit Agreement as set forth in this Amendment.

Statement of Terms

     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Amendments to Credit Agreement. Subject to the terms and conditions of this Amendment, the Credit Agreement is hereby amended as follows:

     (a) Section 2.2(f) of the Credit Agreement is hereby deleted in its entirety.

     (b) Section 6.18 of the Credit Agreement is hereby amended by deleting the “.” at the end of the first sentence thereof and inserting the following:

(excluding all operating lease payments under that certain First Amendment to and Assignment of Lease, by and between 1140 Associates, c/o Williams Real Estate Co., Inc. and Law.com, Inc.; provided that the annual net lease payments thereunder shall not exceed $500,000 in any Fiscal Year).

     (c) Annex A of the Credit Agreement is hereby amended by deleting the definition of “Real Legal Lease”.

     (d) Section 2 of that certain First Amendment to Credit Agreement, dated as of November 12, 2002, by and among the parties hereto, entitled “Exclusion of Real Legal Lease Obligations” is hereby deleted in its entirety.

     2. Consent. (a) Subject to the terms and conditions of this Amendment, notwithstanding Sections 6.1 and 6.4 of the Credit Agreement to the contrary, each of Agent and Lender hereby consents to Borrower’s acquisition of (the “Asset Purchase”) all or substantially all of the assets, properties, rights and interests of RealLegal, LLC used in the business of delivering electronic court calendar information via a product called MA3000 (the “Acquired Assets”) pursuant to that certain Asset Purchase Agreement, dated January 1, 2004, by and between American Lawyer Media Holdings, Inc. and RealLegal, LLC (the “Asset Purchase Agreement”); provided that (i) the aggregate cash purchase price paid by Borrower and all other Credit Parties in connection with the Asset Purchase shall not exceed $2,200,000, and (ii) Borrower complies with each of the applicable provisions set forth in Section 6.1(b) of the Credit Agreement, including, without limitation, that the Purchased Asset be acquired by or contemporaneously transferred to Borrower or any Subsidiary of Borrower.

     (b) Borrower and each of the other Credit Parties (i) agree that Agent shall be granted a first priority perfected Lien (subject to Permitted Encumbrances) in all assets acquired in connection with the Asset Purchase, and (ii) shall execute and deliver such documents and will take such actions as may be required by Agent in connection therewith.

     3. Representations and Warranties. Borrower and each other Credit Party hereby represent and warrant to the Agent and the Lenders that (a) this Amendment has been duly authorized, executed and delivered by Borrower and each Credit Party signatory thereto, (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of this date, and (c) all of the representations and warranties made by Borrower or any Credit Party in the Credit Agreement are true and correct in all material respects on and as of the date of this Amendment and after giving effect to this Amendment (except to the extent that any such representations or warranties (i) expressly referred to a specific prior date, or (ii) have changed based upon events expressly permitted by the Credit Agreement).

     4. Ratification. Borrower and each other Credit Party hereby ratify and reaffirm each and every term, covenant and condition set forth in the Credit Agreement and the other Loan Documents delivered by Borrower and the other Credit Parties in connection therewith, effective as of the date hereof and after giving effect to this Amendment.

     5. Waiver by Borrower and Credit Parties. Borrower and each other Credit Party hereby waive any claim, counterclaim, defense, demand, action or suit of any kind or nature whatsoever against the Lenders and the Agent arising on or prior to the date of this Amendment in connection with any of the Loan Documents or the transactions contemplated thereunder.

     6. Reimbursement of Expenses. Additionally, Borrower and each of the other Credit Parties hereby agree to reimburse the Agent and the Lenders on demand for all reasonable costs and expenses (including without limitation reasonable attorney’s fees) incurred by such parties in connection with the negotiation, documentation and consummation of this Amendment and the other documents executed in connection herewith and therewith and the transactions contemplated hereby and thereby.

     7. Conditions to Effectiveness. This Amendment shall be effective as of December 31, 2003 (the “Amendment Effective Date”), subject to the Agent’s receipt of (i) this Amendment, duly executed, completed and delivered by the Agent, each of the Lenders, and Borrower; (ii) all written notices, certificates, the Acquisition Pro Forma, the Acquisition Projections, final and complete copies of the Asset Purchase Agreement and all other documents executed in connection therewith (provided that Borrower shall deliver executed copies of such agreements and other documents as soon as practicable, but in no event later than January 16, 2004), and any other documents required to be delivered by Borrower pursuant to Section 6.1(b) of the Credit Agreement; and (iii) payment of all reasonable fees, costs and expenses (including the fees, costs and expenses of counsel or other advisors) incurred by or on behalf of Agent in connection with this Amendment and any of the other Loan Documents.

     8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE.

     9. Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, Borrower and each of the other Credit Parties hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

     10. Counterparts. This Amendment may be executed in any number of counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.

     11. Entire Agreement. The Credit Agreement as amended by this Amendment embodies the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

     12. No Other Amendments, Waivers or Consents. Except for the (x) prior waivers and consents granted pursuant to that certain Post-Closing Letter Agreement, dated May 1, 2002, between Borrower and Agent, as amended by that certain Amendment to Post-Closing Letter Agreement, dated May 10, 2002, between Borrower and Agent, as further amended by that certain Second Amendment to Post-Closing Letter Agreement, dated May 17, 2002, between Borrower and Agent, and as further amended by that certain Third Amendment to Post-Closing Letter Agreement, dated June 11, 2002, between Borrower and Agent and (y) amendments expressly set forth and referred to in Section 1 above, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations or to modify, affect or impair the perfection or continuity of the Agent’s and the Lenders’ security interests in, security titles to or other Liens on any Collateral.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective duly authorized officers, as of the date first above written.

THE NEW YORK LAW PUBLISHING COMPANY

By:	/s/ Allison Hoffman

Name:	Allison Hoffman
Title:	Vice President

AMERICAN LAWYER MEDIA HOLDINGS, INC.

By:	/s/ Allison Hoffman

Name:	Allison Hoffman
Title:	Vice President

AMERICAN LAWYER MEDIA, INC.

By:	/s/ Allison Hoffman

Name:	Allison Hoffman
Title:	Vice President

LAW.COM, INC.

By:	/s/ Allison Hoffman

Name:	Allison Hoffman
Title:	Vice President

GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent and Lender

By:	/s/ Raymond N. Shu

Name:	Raymond N. Shu
Title: Duly Authorized Signatory